UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2004

Coherent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Frank P. Carruba resigned from the Registrant’s Board of Directors effective November 17, 2004.

(d)           Effective November 17, 2004, the Registrant’s Board of Directors elected Sandeep Vij a member of the Registrant’s Board of Directors.  Pursuant to the Registrant’s 1998 Directors’ Stock Option Plan, Mr. Vij was granted an option to purchase 30,000 shares of the Registrant’s Common Stock, vesting over a three year period, with one third of the total number of shares subject to the option vesting on the date of each of the next three annual stockholders meetings of the Registrant, provided that Mr. Vij continues to serve as a member of the Registrant’s Board of Directors on each such date.  Mr. Vij will also be entitled to receive cash compensation and additional option grants in accordance with the Registrant’s director compensation policy. The Registrant’s Board of Directors also approved the Registrant’s entering into an indemnification agreement in the Registrant’s standard form with Mr. Vij.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC. a Delaware corporation

By:	/s/ Helene Simonet
Helene Simonet Executive Vice President and Chief Financial Officer

Date:  November 19, 2004